Exhibit 99.1
AVERY DENNISON REPORTS
SECOND QUARTER EARNINGS

Highlights from Continuing Operations
•	Earnings per share from continuing operations of $0.96, up 8%
▶	Earnings per share before restructuring and other charges of $0.99, up 9%
•	Net sales of $1.41 billion, approximately even with second quarter of 2005
▶	Organic sales growth of 2%
•	Company raised estimate of annualized savings from restructuring efforts to $85 to $100 million by year-end
     PASADENA, Calif. – July 25, 2006 – Avery Dennison Corporation (NYSE:AVY) today reported net income of $112 million or $1.12 per share, compared with $89.4 million or $0.89 per share in the prior year. Second quarter 2006 results included an after-tax benefit of $15.6 million or $0.16 per share related to the tax effect of a divestiture that partially offset previously recognized losses from discontinued operations.
     Second quarter 2006 earnings from continuing operations were $96.4 million or $0.96 per share, up 8 percent from $89.6 million or $0.89 per share in the prior year. In both years, results included restructuring and asset impairment charges and other items. Excluding these items, second quarter earnings per share from continuing operations increased by 9 percent over the same quarter last year to $0.99. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
     The increase in earnings reflected improvements in the Company’s productivity that led to a higher gross profit margin and lower operating expense ratio. The Company also raised its estimate of annualized savings from restructuring efforts to $85 to $100 million by year-end, including the benefit of new productivity actions identified during the quarter.
     Net sales for the second quarter were $1.41 billion, approximately even with the same quarter last year. Organic sales growth, which excludes the impact of acquisitions, divestitures and foreign currency translation, was 2 percent. This increase was attributable to both unit volume growth and positive changes in pricing and product mix.
     “We continued to make steady progress in reaching our goals this quarter, and in developing new sources of future top line growth and productivity improvement,” said Dean A. Scarborough, president and chief executive officer of

Avery Dennison. “We remain committed to the pursuit of a balanced long-term strategy to drive both solid sales growth and continued margin expansion.
     “Underlying unit growth improved sequentially for the roll materials business in North America, as customers continue to value our service and product advantages,“ Scarborough added. “We expect volume growth to accelerate in the second half of the year.
     “I am particularly encouraged by the continued strength of the materials operations in the emerging markets of Asia, Latin America, and Eastern Europe,” Scarborough said. “Retail Information Services also delivered solid sales growth and outstanding margin improvement. We expect these businesses, as well as radio frequency identification and other important Horizon initiatives, to play key roles in driving top line growth and improved profitability.”
Additional Second Quarter Financial Highlights From Continuing Operations
(For a more detailed presentation of the Company’s results for the quarter, see Second Quarter 2006 Financial Review and Analysis, posted at the Company’s Web site at www.investors.averydennison.com.)
•	Core unit volume grew approximately 1 percent compared with the prior year. However, core unit volume growth was an estimated 2.5 percent when adjusted for a shift in the timing of back-to-school orders, the decision to exit certain private label businesses and other comparability considerations. Changes in pricing and product mix contributed approximately 1 point to top line growth.
•	Excluding restructuring and asset impairment charges and other items, operating margin improved by 60 basis points. (See Attachment A-3: “Preliminary Reconciliation of GAAP to Non-GAAP Measures”.)
•	The recognition of stock option expense added approximately $4 million of pre-tax cost compared with the prior year, which reduced operating margin by 30 basis points and reduced after-tax earnings by $0.03 per share.
•	The effective tax rate for continuing operations was 22.3 percent, compared to the prior year at 22.6 percent, in line with the Company’s expectations.
Segment Highlights
(See Attachment A-4: “Preliminary Supplementary Information, Reconciliation of GAAP to Non-GAAP Supplementary Information” for adjusted operating margins included below.)
•	Pressure-sensitive Materials reported sales of $810 million, up 1 percent from the prior year. Organic sales growth for the segment was 2 percent. Operating margin, before restructuring and asset impairment charges, increased 30 basis points to 9.8 percent.
•	Office and Consumer Products sales declined 12 percent to $265 million.

Half of the decline in sales was due to the previously announced divestiture of low-margin filing product lines in Europe. The balance of the decline was due in equal measure to the decision to exit certain low-margin private label business and to a shift in the timing of back-to-school orders compared to last year, which is expected to benefit third quarter comparisons. Operating margin, before restructuring charges and other items, declined 50 basis points to 16.5 percent, due to transition costs associated with the divestiture, which more than offset productivity savings.
•	Retail Information Services sales grew 6 percent to $181 million on both a reported and organic basis. Operating margin, before restructuring charges, increased 240 basis points to 12.7 percent.
Outlook for the Year
Reflecting second quarter results, Avery Dennison adjusted its full year guidance for earnings from continuing operations to a range of $3.60 to $3.80 per share before charges associated with ongoing restructuring efforts. The Company previously expected earnings from continuing operations to be in the range of $3.55 to $3.80 per share before restructuring and asset impairment charges. The Company now expects these charges will reduce full year earnings by $0.14 to $0.17 per share, up from the previous estimate of $0.09 to $0.13 per share.
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully diluted shares outstanding.
     Avery Dennison is a global leader in pressure-sensitive labeling materials, office products and retail tag, ticketing and branding systems. Based in Pasadena, Calif., Avery Dennison is a FORTUNE 500 company with 2005 sales of $5.5 billion. Avery Dennison employs more than 22,000 individuals in 48 countries worldwide who apply the Company’s technologies to develop, manufacture and market a wide range of products for both consumer and industrial markets. Products offered by Avery Dennison include Avery-brand office products and graphics imaging media, Fasson-brand self-adhesive materials, peel-and-stick postage stamps, reflective highway safety products, labels for a wide variety of automotive, industrial and durable goods applications, brand identification and supply chain management products for the retail and apparel industries, and specialty tapes and polymers.
# # #
Forward-Looking Statements
Certain information presented in this news release may constitute “forward-looking” statements. These statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or expected results depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; foreign currency exchange rates; worldwide and local economic conditions; impact of competitive products and pricing; selling prices; impact of legal proceedings, including the U.S. Department of Justice (“DOJ”) criminal investigation, as well as the European Commission (“EC”), Canadian Department of Justice, and Australian Competition and Consumer Commission investigations, into industry competitive practices and any related proceedings or lawsuits pertaining to these investigations or to the subject matter thereof (including purported class actions seeking treble damages for alleged unlawful competitive practices, and purported class actions related to alleged disclosure and fiduciary duty violations pertaining to alleged unlawful competitive practices, which were filed after the announcement of the DOJ investigation, as well as a likely fine by the EC in respect of certain employee misconduct in Europe); impact of potential violations of the U.S. Foreign Corrupt Practices Act based on issues in China; impact of epidemiological events on the economy and the Company’s customers and suppliers; successful integration of acquisitions; financial condition and inventory strategies of customers; timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; and other matters referred to in the Company’s SEC filings.
     The Company believes that the most significant risk factors that could affect its ability to achieve its stated financial expectations in the near-term include (1) potential adverse developments in legal proceedings and/or investigations regarding competitive activities, including possible fines, penalties, judgments or settlements; (2) the impact of economic conditions on underlying demand for the Company’s products; (3) the impact of competitors’ actions, including expansion in key markets, product offerings and pricing; (4) the degree to which higher raw material and energy-related costs can be passed on to customers through selling price increases (and previously implemented selling price increases can be sustained), without a significant loss of volume; and (5) the ability of the Company to achieve and sustain targeted cost reductions.
The financial information presented in this news release represents preliminary, unaudited financial results.
For more information and to listen to a live broadcast or an audio replay of the 2nd Quarter conference call with analysts, visit the Avery Dennison
Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	July 01, 2006	July 02, 2005	July 01, 2006	July 02, 2005

Net sales	$1,409.7	$1,411.7	$2,746.9	$2,754.5
Cost of products sold	1,016.7	1,023.6	1,998.7	2,014.5

Gross profit	393.0	388.1	748.2	740.0
Marketing, general & administrative expense	251.3	254.5	496.1	508.9
Interest expense	13.6	15.7	28.1	30.2
Other expense, net (1)	4.0	2.1	11.6	5.4

Income from continuing operations before taxes	124.1	115.8	212.4	195.5
Taxes on income	27.7	26.2	47.1	46.8

Income from continuing operations	96.4	89.6	165.3	148.7
Income (Loss) from discontinued operations, net of tax (including gain on disposal of $1.3 and tax benefit of $15.4 in 2006)	15.6	(0.2)	15.4	(1.6)

Net Income	$112.0	$89.4	$180.7	$147.1

Per share amounts:
Income (Loss) per common share, assuming dilution
Continuing operations	$0.96	$0.89	$1.65	$1.48
Discontinued operations	0.16	—	0.15	(0.02)

Net Income	$1.12	$0.89	$1.80	$1.46

Average common shares outstanding, assuming dilution	100.4	100.6	100.3	100.6

Common shares outstanding at period end	100.1	100.2	100.1	100.2

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.

(1)	Other expense, net, for the second quarter of 2006 includes $6.1 of restructuring costs and asset impairment charges, charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).

Other expense for the second quarter of 2005 includes $2.1 of asset impairment charges and restructuring costs.

Other expense, net, for 2006 YTD includes $13.3 of restructuring costs and asset impairment charges, legal accrual related to a patent lawsuit of $.4 and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6).

Other expense, net, for 2005 YTD includes $8.8 of restructuring costs and asset impairment charges, partially offset by gain on sale of assets of ($3.4).
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
Avery Dennison uses the non-GAAP measures presented to evaluate and manage the Company’s operations internally. Avery Dennison is also providing this information to assist investors in performing additional financial analysis that is consistent with financial models developed by research analysts who follow the Company.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended		Six Months Ended
	July 01, 2006	July 02, 2005	July 01, 2006	July 02, 2005

Reconciliation of GAAP to Non-GAAP Operating Margin:

Net sales	$1,409.7	$1,411.7	$2,746.9	$2,754.5

Income from continuing operations before taxes	$124.1	$115.8	$212.4	$195.5

GAAP Operating Margin	8.8%	8.2%	7.7%	7.1%

Income from continuing operations before taxes	$124.1	$115.8	$212.4	$195.5
Non-GAAP adjustments:
Restructuring and transition costs (1)	4.7	1.7	10.1	6.5
Asset impairment charges	1.4	1.5	3.2	4.2
Other (2)	(2.1)	—	(1.7)	(3.4)
Interest expense	13.6	15.7	28.1	30.2

Adjusted non-GAAP operating income before taxes and interest expense	$141.7	$134.7	$252.1	$233.0

Adjusted Non-GAAP Operating Margin	10.1%	9.5%	9.2%	8.5%

Reconciliation of GAAP to Non-GAAP Net Income:

As reported net income	$112.0	$89.4	$180.7	$147.1
Non-GAAP adjustments, net of taxes:
Restructuring and transition costs	3.6	1.3	7.8	4.9
Asset impairment charges	1.1	1.1	2.5	3.2
Other	(1.6)	—	(1.3)	(2.6)
(Income) Loss from discontinued operations	(15.6)	0.2	(15.4)	1.6

Adjusted Non-GAAP Net Income	$99.5	$92.0	$174.3	$154.2

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income per common share, assuming dilution	$1.12	$0.89	$1.80	$1.46
Non-GAAP adjustments per share, net of taxes:
Restructuring and transition costs	0.04	0.01	0.08	0.05
Asset impairment charges	0.01	0.01	0.02	0.03
Other	(0.02)	—	(0.01)	(0.03)
(Income) Loss from discontinued operations	(0.16)	—	(0.15)	0.02

Adjusted Non-GAAP income per common share, assuming dilution	$0.99	$0.91	$1.74	$1.53

Average common shares outstanding, assuming dilution	100.4	100.6	100.3	100.6

Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.

(1)	2006 QTD includes restructuring costs of $4.7.
2006 YTD includes restructuring costs of $10.1.
2005 QTD includes transition and restructuring costs of $1.1 and $.6, respectively, primarily related to plant closures.
2005 YTD includes restructuring and transition costs of $4.6 and $1.9, respectively, primarily related to plant closures.

(2)	2006 QTD includes gain from curtailment and settlement of a pension obligation of ($1.6) and gain on sale of investment of ($10.5), partially offset by charitable contribution of $10 to Avery Dennison Foundation.
2006 YTD includes gain from curtailment and settlement of a pension obligation of ($1.6) and gain on sale of investment of ($10.5), partially offset by charitable contribution of $10 to Avery Dennison Foundation and legal accrual related to a patent lawsuit of $.4.
2005 YTD includes gain on sale of assets of ($3.4).
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Second Quarter Ended
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006 (1)	2005 (2)	2006	2005

Pressure-sensitive Materials	$809.5	$798.8	$77.4	$75.1	9.6%	9.4%
Office and Consumer Products	265.4	300.2	45.3	49.5	17.1%	16.5%
Retail Information Services	181.4	170.6	21.0	17.5	11.6%	10.3%
Other specialty converting businesses	153.4	142.1	4.6	3.0	3.0%	2.1%
Corporate Expense	N/A	N/A	(10.6)	(13.6)	N/A	N/A
Interest Expense	N/A	N/A	(13.6)	(15.7)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$1,409.7	$1,411.7	$124.1	$115.8	8.8%	8.2%

(1)	Operating income for the second quarter of 2006 includes $6.1 of restructuring costs and asset impairment charges, charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $4, the Pressure-sensitive Materials segment recorded $2.1, the Office and Consumer Products segment recorded ($1.6), the Retail Information Services segment recorded $2, the other specialty converting businesses recorded $.7 and Corporate recorded $.8.

(2)	Operating income for the second quarter of 2005 includes $3.2 of asset impairment charges, transition and restructuring costs, of which the Pressure-sensitive Materials segment recorded $1.1, the Office and Consumer Products segment recorded $1.4 and other specialty converting businesses recorded $.7.
Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Second Quarter Ended
	OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006	2005

Pressure-sensitive Materials
Operating income, as reported	$77.4	$75.1	9.6%	9.4%
Non-GAAP adjustments:
Restructuring costs	2.0	0.4	0.2%	—
Asset impairment charges	0.1	0.7	—	0.1%

Adjusted non-GAAP operating income	$79.5	$76.2	9.8%	9.5%

Office and Consumer Products
Operating income, as reported	$45.3	$49.5	17.1%	16.5%
Non-GAAP adjustments:
Gain from curtailment and settlement of a pension obligation	(1.6)	—	(0.6%)	—
Restructuring and transition costs (1)	—	1.4	—	0.5%

Adjusted non-GAAP operating income	$43.7	$50.9	16.5%	17.0%

Retail Information Services
Operating income, as reported	$21.0	$17.5	11.6%	10.3%
Non-GAAP adjustments:
Restructuring costs	2.0	—	1.1%	—

Adjusted non-GAAP operating income	$23.0	$17.5	12.7%	10.3%

Other specialty converting businesses
Operating income, as reported	$4.6	$3.0	3.0%	2.1%
Non-GAAP adjustments:
Restructuring costs	0.7	—	0.5%	—
Asset impairment charges	—	0.7	—	0.5%

Adjusted non-GAAP operating income	$5.3	$3.7	3.5%	2.6%

(1)	For 2005, amount includes transition and restructuring costs of $1.1 and $.3, respectively, related to plant closures.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	Six Months Year-to-Date
	NET SALES		OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006 (1)	2005 (2)	2006	2005
Pressure-sensitive Materials	$1,596.7	$1,584.2	$143.3	$146.4	9.0%	9.2%
Office and Consumer Products	505.3	558.9	81.1	77.2	16.0%	13.8%
Retail Information Services	335.2	316.4	28.6	21.9	8.5%	6.9%
Other specialty converting businesses	309.7	295.0	10.8	8.1	3.5%	2.7%
Corporate Expense	N/A	N/A	(23.3)	(27.9)	N/A	N/A
Interest Expense	N/A	N/A	(28.1)	(30.2)	N/A	N/A

TOTAL FROM CONTINUING OPERATIONS	$2,746.9	$2,754.5	$212.4	$195.5	7.7%	7.1%

(1)	Operating income for 2006 includes $13.3 of restructuring costs and asset impairment charges, legal accrual related to a patent lawsuit of $.4 and charitable contribution of $10 to Avery Dennison Foundation, partially offset by gain on sale of investment of ($10.5) and gain from curtailment and settlement of a pension obligation of ($1.6); of the total $11.6, the Pressure-sensitive Materials segment recorded $6.1, the Office and Consumer Products segment recorded ($.8), the Retail Information Services segment recorded $4.3, the other specialty converting businesses recorded $.7 and Corporate recorded $1.3.

(2)	Operating income for 2005 includes $10.7 of restructuring costs, asset impairment charges and transition costs, partially offset by gain on sale of assets of ($3.4); of the total $7.3, the Pressure-sensitive Materials segment recorded $.4, the Office and Consumer Products segment recorded $6.2 and other specialty converting businesses recorded $.7.
Certain prior year amounts have been reclassified to conform with the 2006 financial statement presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Six Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS
	2006	2005	2006	2005
Pressure-sensitive Materials
Operating income, as reported	$143.3	$146.4	9.0%	9.2%
Non-GAAP adjustments:
Restructuring costs	4.6	0.4	0.3%	0.1%
Asset impairment and lease cancellation charges	1.1	3.4	0.1%	0.2%
Legal accrual related to a patent lawsuit	0.4	—	—	—
Gain on sale of assets	—	(3.4)	—	(0.2%)

Adjusted non-GAAP operating income	$149.4	$146.8	9.4%	9.3%

Office and Consumer Products
Operating income, as reported	$81.1	$77.2	16.0%	13.8%
Non-GAAP adjustments:
Gain from curtailment and settlement of a pension obligation	(1.6)	—	(0.3%)	—
Restructuring and transition costs (1)	0.8	6.2	0.2%	1.1%

Adjusted non-GAAP operating income	$80.3	$83.4	15.9%	14.9%

Retail Information Services
Operating income, as reported	$28.6	$21.9	8.5%	6.9%
Non-GAAP adjustments:
Restructuring costs	4.0	—	1.2%	—
Asset impairment charges	0.3	—	0.1%	—

Adjusted non-GAAP operating income	$32.9	$21.9	9.8%	6.9%

Other specialty converting businesses
Operating income, as reported	$10.8	$8.1	3.5%	2.7%
Non-GAAP adjustments:
Restructuring costs	0.7	—	0.2%	—
Asset impairment charges	—	0.7	—	0.3%

Adjusted non-GAAP operating income	$11.5	$8.8	3.7%	3.0%

(1)	For 2006, amount includes restructuring costs of $.8.

For 2005, amount includes restructuring and transition costs of $4.3 and $1.9, respectively, related to plant closures.
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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
ASSETS	July 01, 2006	July 02, 2005

Current assets:
Cash and cash equivalents	$49.1	$31.0
Trade accounts receivable, net	898.2	896.4
Inventories, net	479.7	471.9
Other current assets	161.9	136.8

Total current assets	1,588.9	1,536.1

Property, plant and equipment, net	1,279.6	1,303.5
Goodwill	684.6	679.3
Intangibles resulting from business acquisitions, net	96.1	105.9
Other assets	588.1	646.2

	$4,237.3	$4,271.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term and current portion of long-term debt	$326.5	$182.4
Accounts payable	605.4	613.4
Other current liabilities	507.7	508.9

Total current liabilities	1,439.6	1,304.7

Long-term debt	721.1	976.3
Other long-term liabilities	411.8	438.8
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	775.9	697.4
Retained earnings	2,040.3	1,950.8
Accumulated other comprehensive loss	(71.1)	(74.9)
Cost of unallocated ESOP shares	(7.7)	(9.7)
Employee stock benefit trusts	(558.7)	(539.2)
Treasury stock at cost	(638.0)	(597.3)

Total shareholders’ equity	1,664.8	1,551.2

	$4,237.3	$4,271.0

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Six Months Ended
	July 01, 2006	July 02, 2005

Operating Activities:
Net income	$180.7	$147.1

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	77.9	77.1
Amortization	21.3	23.1
Deferred taxes	3.7	(1.2)
Asset impairment and net (gain) loss on sale of assets	(6.1)	2.5
Other non-cash items, net	6.7	(4.6)

	284.2	244.0
Changes in assets and liabilities	(151.2)	(155.9)

Net cash provided by operating activities	133.0	88.1

Investing Activities:
Purchase of property, plant and equipment	(80.5)	(76.8)
Purchase of software and other deferred charges	(15.7)	(10.0)
Payments for acquisitions	—	(0.6)
Proceeds from sale of assets	0.9	16.5
Proceeds from sale of businesses and investments	29.3	—
Other	(0.8)	4.1

Net cash used in investing activities	(66.8)	(66.8)

Financing Activities:
Net (decrease) increase in borrowings (maturities of 90 days or less)	(55.7)	55.2
Additional borrowings (maturities longer than 90 days)	—	76.2
Payments of debt (maturities longer than 90 days)	(1.4)	(134.2)
Dividends paid	(85.7)	(83.9)
Purchase of treasury stock	—	—
Proceeds from exercise of stock options, net	18.6	3.1
Other	8.0	8.4

Net cash used in financing activities	(116.2)	(75.2)

Effect of foreign currency translation on cash balances	0.6	0.1

Decrease in cash and cash equivalents	(49.4)	(53.8)

Cash and cash equivalents, beginning of period	98.5	84.8

Cash and cash equivalents, end of period	$49.1	$31.0

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